Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A) and related Prospectus of American Century Premium Reserves, Inc. (formerly Twentieth Century Premium Reserves, Inc.) and to the incorporation by reference of our report dated April 25, 1997, with respect to the financial statements of American Century Premium Reserves, Inc. included in its Annual Report to Shareholders for the year ended March 31, 1997.


                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP

Kansas City, Missouri
July 25, 1997